Exhibit 99.1

Analyst Day Presentation December 2020

Disclaimer 2 Disclaimers This presentation (“Presentation”) is for informational purposes only . This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful . This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between AppHarvest, Inc . (“AppHarvest”) and Novus Capital Corporation (“Novus”) and the related transactions (the “Proposed Business Combination”) and for no other purpose . Neither the Securities and Exchange Commission nor any securities commission of any other U . S . or non - U . S . jurisdiction has approved or disapproved of the Proposed Business Combination presented herein, or determined that this Presentation is truthful or complete . Any representation to the contrary is a criminal offense . No representations or warranties, express or implied are given in, or in respect of, this Presentation . To the fullest extent permitted by law in no circumstances will Novus, AppHarvest or any of their respective subsidiaries, stockholders, affiliates, representatives, directors, officers, employees, advisers, or agents by responsible or liable for a direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither Novus nor AppHarvest has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . This data is subject to change . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of AppHarvest or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of AppHarvest and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . References in this Presentation to our “partners” or “partnerships” with governmental entities, AgTech companies, universities or others do not denote that our relationship with any such party is in a legal partnership form, but rather is a generic reference to our contractual relationship with such party . Forward Looking Statements Certain statements included in this Presentation that are not historical facts are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the respective management of AppHarvest and Novus and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as,and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of AppHarvest and Novus . These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions ; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Novus or AppHarvest is not obtained ; failure to realize the anticipated benefits of the Proposed Business Combination ; risks relating to the uncertainty of the projected financial information with respect to AppHarvest ; risks related to the rollout of AppHarvest’s business and the timing of expected business milestones ; the effects of competition on AppHarvest’s business ; the amount of redemption requests made by Novus’s stockholders ; the ability of Novus or AppHarvest to issue equity or equity - linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in Novus’s Registration Statement on Form S - 4 , as amended to date, under the heading “Risk Factors,” and other documents Novus has filed, or will file, with the SEC . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither Novus nor AppHarvest presently know, or that Novus nor AppHarvest currently believe are immaterial, that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect Novus’ and AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this Presentation . Novus and AppHarvest anticipate that subsequent events and developments will cause Novus’s and AppHarvest’s assessments to change . However, while Novus and AppHarvest may elect to update these forward - looking statements at some point in the future, Novus and AppHarvest specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing Novus’s and AppHarvest’s assessments of any date subsequent to the date of his Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements .

Disclaimer 3 Use of Projections This Presentation contains projected financial information with respect to AppHarvest . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underling such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties . See “Forward - Looking Statements” above . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved . Financial Information ; Non - GAAP Financial Measures The financial information and data contained this Presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by Novus with the SEC . Some of the financial information and data contained in this Presentation, such as EBITDA, Adjusted EBITDA, Facility EBITDA and Free Cash Flow Before Growth Spend, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . Novus and AppHarvest believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AppHarvest’s financial condition and results of operations . AppHarvest’s management uses these non - GAAP measures for trend analyses and for budgeting and planning purposes . A reconciliation for AppHarvest’s 2021 E through 2025 E non - GAAP financial measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, AppHarvest is unable to predict with reasonable certainty the amount or timing of non - GAAP adjustments that are used to calculate these Non - GAAP financial measures . See Slide 38 for additional information regarding non - GAAP financial measures . Novus and AppHarvest believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends AppHarvest’s business . Other similar companies may present different non - GAAP measures or calculate similar non - GAAP measures differently . Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses that are required by to be presented in AppHarvest’s GAAP financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded in determining these non - GAAP financial measures . You should review AppHarvest’s audited financial statements prepared in accordance with GAAP, which will be included in a combined registration statement and proxy statement to be filed with the SEC . Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of Novus, AppHarvest, and other companies, which are the property of their respective owners . The information contained herein is as of December 15 , 2020 and does not reflect any subsequent events .

AppHarvest is building a resilient food system for America

Agenda 5 01 Company Overview 02 Environmental, Social and Governance Overview (ESG) 03 Transaction and Financial Overview Founder & CEO Jonathan Webb Chief Sustainability Officer Jackie Roberts Chief Financial Officer Loren Eggleton

Agenda 6 01 Company Overview 02 Environmental, Social and Governance Overview (ESG) 03 Transaction and Financial Overview Founder & CEO Jonathan Webb Chief Sustainability Officer Jackie Roberts Chief Financial Officer Loren Eggleton

Leaders in Impact & Sustainability

Management Team



Jonathan Webb
Founder & CEO



Loren Eggleton
Chief Financial Officer



Marcella Butler
Chief Operating Officer



Jackie Roberts
Chief Sustainability Officer



Travis Parman
Chief Communications Officer



Headley Butler
Head of Corporate Development



Geof Rochester
Chief Marketing Officer



Seth Norat
Chief Development Officer

Board of Directors



Jonathan Webb
Founder & CEO, AppHarvest



Jeffrey Ubben
Founder, Inclusive Capital Partners



David Lee
CFO, Impossible Foods



Martha Stewart
Founder, Martha Stewart Living Omnimedia



J.D. Vance
Partner, Narya Capital



Kiran Bhatraju
CEO, Arcadia Power



Anna Mason
Partner, Rise of the Rest Seed Fund



Greg Couch
President, Meridian Wealth Management



Bob Laikin
Chairman, Novus Capital Corporation



Dave Chen
Chairman, Equilibrium Capital

AppHarvest
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Significant Market Opportunity 17K - 20K Acres of Potential Development (a) AppHarvest Overview Developer and operator of applied technology large - scale controlled indoor farms producing U.S. grown fresh produce for national grocers Ag Market Outlook: Global food production is woefully short of estimated future needs; innovation is required to meet future demand. Strong Demand for Local, Safe and Reliable Produce: National grocers are seeking year - round sources of controlled indoor domestically grown produce, requiring thousands of acres of newly created U.S. production Strategically Located: Kentucky ideally suited for AppHarvest’s significant growth vision Multi - Dimensional, Experienced Management Team and Partnership Platform: AppHarvest is built to execute immediately on its scalable and profitable growth vision Sustainability Key Driver of Strategy: Environmental and social principles central to the AppHarvest mission; supported by industry - leading impact and sustainability investors Key Partners Dalsem : Specializes in high tech greenhouse projects with over 85 years of experience Mastronardi: One of the largest producers and distributors of greenhouse - grown produce in North America Early Investors Select PIPE Investors 8 (a) Source: Wageningen University & Research, July 2020

The UN has found the world will need at least 50% more food by 2050, yet 70% of all freshwater is already dedicated to agriculture (a) Unless we change, we will need two planet Earths to feed the population COVID - 19 exposed the unstable nature of America’s food system , as shortages mounted across the country (and world) highlighting our reliance on uncertain imports 69% of all fresh vine crops sold in the U.S. in 2018 were imported , according to the U.S. Department of Agriculture A World Enduring an Agricultural Crisis 9 The world must start rapidly building controlled environment agriculture facilities to secure future food production (a) United Nations Department of Public Information – Sixty - fourth General Assembly.

Vine Crops • Secular shift to plant - based foods is creating increased demand for locally - grown, high - quality produce  • Much of fresh produce is imported from Mexico, with national grocers seeking alternative supply  from domestic sources • The U.S. needs approximately 17,000 to 20,000 acres of controlled environment agriculture, according to Wageningen University & Research (a) 0 20 40 60 80 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 Market Opportunity: US Grown Produce 10 Desperate Need for U.S. Sourcing 70% Mexico 7% Other 4% Peru 2% China 18% Canada Increased Need to Replace Imports With Domestically Grown Produce (b) (% Imported) % Vine Crop Imported 69% (b) By Country 41% 60% Tomatoes 2009 2019 56% 81% Cucumbers 2009 2019 46% 66% Peppers 2009 2019 Source: U.S. Department of Agriculture (a) Wageningen University & Research, June 2020 (b) Reflects average rate of imports for bell peppers, tomatoes, cucumbers

Leafy Greens: #1 Category in Produce Market Opportunity: Safe, Reliable Produce 11 Romaine Leaf Lettuce Salad Kits Teen Leaf Iceberg Spinach Other $222M Leaf Lettuce $2.23B Romaine $849M Iceberg $1.24B Salad Kits $2.17B Source: IRI Unify, Last 52 Weeks Period Ending June 14th, 2020; Nielsen Last 52 Weeks Period Ending October 31, 2020. Leafy Greens’ Product YOY Sales Growth Fresh Leafy Greens Market Value: $6.71 Billion Lettuce Segment Dollar Sales 7.1% 2. 7% 1 1 . 8% 7.1% 5.2% 13.1% Bagged Salads Recalled After Hundreds Are Sickened in the Midwest June 28, 2020 How California Became Ground Zero for Climate Disasters Sept. 20, 2020 C.D.C. Issues E. Coli Warning on Romaine Lettuce Ahead of Thanksgiving Nov. 22, 2019 Heat, Smoke and COVID Are Battering the Workers Who Feed America Aug. 25, 2020 Do Not Eat Romaine Lettuce, Health Officials Warn Nov. 20, 2018

High-Tech Greenhouses: Future of Farming in U.S.

Consumer demand for sustainably grown produce positions AppHarvest to win with customers while also benefiting from the use of less water, less fertilizer, and less soil per ton produced

Methodology	Reliability of Supply	Production Yield	Environmental Control	Land Use	Water Use	Chemicals Use	Labor	Food Safety
High-Tech Greenhouse	95%	~30x	●	●	●	●	●	●
Low-Tech Greenhouse	70%	5-8x	◐	◐	◐	◐	◐	◐
Open-Field Growing	50%	1x	○	○	○	○	○	○

● Highest Grade ◐ Mid Grade ○ Lowest Grade

AppHarvest 12

Appalachian Advantages Centrally Located • Can reach ~70% of U.S. population within a day’s drive Water - Rich Region Getting Wetter • 2018 was one of Kentucky’s wettest years on record  (a) • Kentucky is the 12 th wettest state in the country (b) • Since 1871, Kentucky has recorded five years with annual precipitation exceeding 60 inches. Four of those have occurred since 2000 (c) Significant Job Demand, Untapped Workforce • Under - utilized, skilled, and hardworking labor force  • AgTech curriculum active in high schools, as well as certificate and degree programs at universities Region is Committed to AgTech • State and local governments committed to making Appalachia a hub for AgTech by offering investment and harvest tax credits  • Engagement by U.S. Dept. of Agriculture  Strategically Located in Appalachia 13 (a) Kentucky Mesonet at Western Kentucky University (b) NOAA National Climate Data Center averages from 1971 to 2000. Note: Connecticut and North Carolina have approximately equal a nnu al precipitation totals. (c) National Weather Service office in Louisville Appalachia

Significant Distribution Advantage

Shorter delivery distance means vegetables that are fresher and more nutritious



70%
of the U.S. population is within a day's drive of Kentucky

Hours to drive to:
New York City: 44
Washington, DC: 42
Atlanta: 35
Chicago: 32
Houston: 27

Hours to drive to:
New York City: 39
Washington, DC: 37
Atlanta: 28
Chicago: 29
Houston: 18.5

Hours to drive to:
New York City: 45
Washington, DC: 42
Atlanta: 32
Chicago: 37
Houston: 22

Hours to drive to:
New York City: 10
Washington, DC: 7.5
Atlanta: 7
Chicago: 6.5
Houston: 16.5

Major Distribution & Logistics Players in Kentucky[a]

UPS

UPS' Louisville Worldport is the largest fully automated package-handling facility in the world

In September 2019, UPS announced plans to begin a $750M expansion in Louisville, KY, which will likely result in 1,000 new jobs over the next decade amazon

Since 1999, Amazon has invested more than $8.0B in Kentucky having created more than 12,500 full-time jobs

Announced plan to create 2,000 new jobs via a new 3 million sq. ft. air hub at Cincinnati / Northern Kentucky International Airport

DHL

DHL's global hub at Cincinnati/Northern Kentucky International Airport ("CVG") handles ~90% of DHL shipments entering the U.S.

In August 2020, DHL announced its intentions to add over 650 jobs at CVG

FedEx

Currently operates multiple distribution and freight operations across the state including a 500-employee ground package distribution center in Northern Kentucky

Announced the hiring of 700 people at its ground warehouse in July 2020

(a) Source: Company websites and press releases.

AppHarvest 14

Access to Top Grocers: Mastronardi Partnership 15 Overview • AppHarvest has entered into a distribution agreement with Mastronardi , a leading distributor that will sell all produce produced by AppHarvest • Mastronardi is one of the largest producers and distributors of greenhouse - grown produce in North America • Distributor specializes in a range of produce including tomatoes, peppers, cucumbers, specialty produce, and organics • National reach with on - going agreements to supply produce to some of North America’s largest retail grocery store chains Distributor will sell all produce (a) grown by AppHarvest, enabling national distribution to grocers who seek to increase domestically - sourced tomatoes National Reach Across Leading Grocers (a) Mastronardi will purchase all USDA Grade 1 Produce.

Power of Partnerships: AppHarvest’s Pioneering AgTech Platform 16 Organizations & Universities Solutions & Technology Providers LED Lighting Climate Control / Refrigeration Agriculture AI/ IPM Infrastructure / Robotics Big Data • AppHarvest has united 17 organizations, including Dutch and Kentucky governments and universities, as well as leading Dutch AgTech companies • The organizations signed an agreement in June 2020 to create America’s AgTech capital in Appalachia • Future plans include creating cooperative research programs and constructing more private infrastructure #2 Ag Exporter in the World AppHarvest has partnered with the Dutch government, AgTech companies, and universities to utilize best - in - class technology in order to increase sustainably grown crop yields Organizations Universities

Technology Drives Yields and Sustainability



Nanobubble Technology

MOLEAER

By supplementing our rainwater with oxygen, we increase nutrient absorption. This reduces the temperature of the plants' root zones, decreasing stress and increasing overall yields

Robot Scouting

ecoation

Ecoation combines human expertise with sophisticated sensory measurements. When attached to a scouting cart, this intricate camera system travels through each row, mapping every square meter of the facility and providing real-time alerts of pest and disease risks

Artificial Intelligence

koidra

The use of AI in the production of controlled environment crops helps us grow more quickly and efficiently. Koidra continuously gathers data about the indoor farm's microclimate from over 300 sensors, allowing us to know exactly what the plants need to thrive

LED Luminaries

signify PHILIPS

With our hybrid lighting array, we can apply higher levels of light to plants with 67% less radiant heat than 100% HPS lighting and reducing energy costs

Climate Screening

svensson

This high-tech energy screen helps us precisely control the indoor environment, excelling conditions for higher quality yields, reducing heating costs, and extending the harvesting days

AppHarvest
17

AppHarvest Impact by the Numbers

Domestic Impact

~70% of population in one day's drive	**80%** Less diesel expected to be used in transportation[(a)]	**90%** Less water than conventional agriculture[(b)]	**10** Acreage of rainwater retention pond at Morehead facility	**~30x** Higher yields than open-field agriculture
365 Days; growing indoors eliminates weather and seasonal constraints	**0** Zero agricultural runoff due to unique closed-loop system	**1,000s** Jobs in high unemployment areas	**0** Soil usage, keeping carbon sequestered	**40%** Increase in lighting efficiency due to our LEDS

Executing on UN Sustainable Development Goals (SDGs)

1 NO POVERTY	2 ZERO HUNGER	6 CLEAN WATER AND SANITATION	8 DECENT WORK AND ECONOMIC GROWTH	9 INDUSTRY, INNOVATION AND INFRASTRUCTURE	12 RESPONSIBLE CONSUMPTION AND PRODUCTION
Creating jobs in counties with high poverty and medium family income below U.S. avg per ARC[(c)]	Meeting global food demand	90% less water than traditional open-field agriculture and zero agriculture runoff	Hundreds of new jobs in a county where 26% of residents live in poverty	~30x higher yields on a single acre than open-field agriculture on a single acre	Reduce diesel use for transportation by 80% and reach 70% of Americans in a day's drive

(a) Figures are based on AppHarvest's expected market distribution and current market distribution estimates using Numarán, Mexico
(b) International Journal of Environmental Research and Public Health
(c) Appalachian Regional Commission

AppHarvest
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Morehead, KY 720,000 Plants 360,000 Beefsteak 360,000 TOV 90% Less Water 60 Acres CEA growing area 300+ Full - time employees First Planting October 2020 19

Grow Team

AppHarvest is home to some of the most experienced fruit and vegetable growers in the world, all of whom are sharing their knowledge and expertise with a new generation. We are passionate about "growing our growers"



Tim Robinson
VP of Production

40+ years experience

- Experienced with novel growing methods that increased yields and lowered expenses
- Strong relationships with seed companies, having brought several new varieties to market


AppHarvest

Jose "Pepe" Calderon
Head Grower

25+ years experience

- Past work developing multiple integrated pest management programs designed to eliminate use of chemical pesticides



Diego Camacho
Grower

20+ years experience

- Conducted research into new fruit and vegetable varieties
- First to grow several trial varieties



Jonathan Minnig
Grower

30+ years experience

- Oversight of 100+ acre growing operations



AppHarvest




FAITH + GRIT


Assistant Growers

Our Assistant Growers are the new face of modern agriculture. They each have their own unique background, and, together, they represent a broad spectrum of agricultural knowledge on which the future of AppHarvest will be built

AppHarvest

20

21 Growing in Morehead Top left: Crop Care Specialists use lifts, which move along an innovative pipe rail system, to service each tomato plant. The rail system doubles as a heat source for the root zone of the plants, as hot water can be pumped through the pipes. Top center: Crop Care Specialists place plants on a gutter system that allows all irrigation runoff to be sanitized and reused. Top right: Each tomato plant grows along a string, which is anchored to a crop wire, to maximize space and encourage optimal growth. Bottom right: Around 200 hives, each with 100 to 125 bumblebees, are used to achieve maximum pollination. Bottom left: AppHarvest’s hybrid lighting array includes LEDs that use a combination of blue and red light, creating a pink and purple glow. Center: The first planting consisted of 360,000 beefsteak plants.

Richmond, KY Berea, KY Broke Ground October 2020 60+ A cres of growing area To Grow Vine Crops Broke Ground October 2020 15 A cres of growing area To Grow Leafy Greens 22

Wide - ranging backgrounds • Construction, architecture, engineering, commercial real estate • Fortune 500, international brands Hands - on experience • Over a thousand of complex projects across multiple countries • Individual project values exceeding $1.8 billion Detailed oversight • Feasibility, planning, vendor and supplier qualification • Management of construction, budget, and timelines Construction Team 23 AppHarvest has assembled a world - class construction team to drive speed and efficiency

Development Pipeline First crop of beefsteak tomatoes were planted in October 2020, with initial harvest expected to commence in January 2021 02 Berea, KY 15 acres Q3 2022 03 Richmond, KY 60 acres Q4 2022 04 Pulaski County, KY 10 acres Q4 2022 01 Morehead, KY 60 acres October 2020 Under Construction Constructed Identified Facility 05 60 acres Q4 2023 Facility 06 60 acres Q4 2023 Identified Facility 08 60 acres Q4 2024 Facility 09 60 acres Q4 2024 2024 2023 2022 2021 2020 24 Under Option Under Option 07 Russell Springs, KY 10 acres Q3 2024

Earned Media Coverage Brand Partnerships Building a Strong Brand 25 Leveraging Board and Investors Packaging Emphasizing US - grown • Food icon Martha Stewart • Impossible Foods CFO David Lee • Acclaimed author JD Vance • AOL Co - founder Steve Case • NBA superstar Blake Griffin Long - term relationship with Mastronardi , the country’s leading greenhouse - grown fruit and vegetable distributor

AppHarvest Thought Leadership in AgTech

The future of farming: Building an agtech center in the heart of the Bluegrass State

TechRepublic

Bring Produce Production Back to U.S., AppHarvest CEO Says

Bloomberg

AppHarvest is aiming to build a local talent pipeline .... The company paid to install a Freight Farm at Shelby Valley High School to teach students, a program it plans to expand to 20 schools. AppHarvest is also developing an agricultural-technology certificate and degree program for the nearby University of Pikeville."

The New York Times

AppHarvest has an enviable core business model. Thanks to extremely high demand for U.S.-grown produce, grocers will likely trip over themselves trying to secure AppHarvest tomatoes. And the company has a distribution deal with one of the two dominant distributors."

IPO EDGE

The mammoth project will use Dutch greenhouse technology, which focuses on sustainable crop production, to meet the rising demand for American-grown tomatoes.

The greenhouse uses digital monitoring, sun and LED lighting, recycled rainwater and non-chemical growing practices. It also responds to a host of cultural concerns about food safety, freshness, environmental quality and energy consumption.

THE WALL STREET JOURNAL.

High-tech Greenhouses Could Be the Future of Agriculture

Forbes

This Tech-Savvy Greenhouse Wants to Revitalize America's Coal Country

GLOBAL CITIZEN

AppHarvest

26

Agenda 01 Company Overview 02 Environmental, Social and Governance Overview (ESG) 03 Transaction and Financial Overview Founder & CEO Jonathan Webb Chief Sustainability Officer Jackie Roberts Chief Financial Officer Loren Eggleton 27

Overriding Commitment to Sustainability, ESG Performance, and Impact

AppHarvest aims to redefine American agriculture by improving access for all to fresh fruits and vegetables, growing more with fewer resources and creating an AgTech hub from within its Appalachian home



AppHarvest

Investing $1 Billion in Appalachia

- AppHarvest, in conjunction with the state, is seeking to make Kentucky the AgTech capital of the U.S.
- Create attractive, sustainable, skilled jobs in this innovative sector within the nation's poorest region

Certified B Corporation

Incorporated as a registered Benefit Corporation in 2018, AppHarvest has also passed a rigorous audit and been confirmed as a Certified B Corporation by the non-profit B Lab

Certified B Corporation

✔ Governance ✔ Environment ✔ Workers ✔ Community ✔ Customers



Prioritizing the Worker

Unparalleled employee experience includes range of amenities, supportive services (financial and educational upskilling), custom apparel, industry-leading personal protective equipment, and appreciation programs

Education

AppHarvest invested $150K in 2018 to start a high-tech container farm educational program at an Eastern Kentucky high school to excite students about careers in AgTech. The program is expanding curriculum and container farms



AppHarvest

28

Controlled Environment Agriculture: Solving for Agriculture’s Biggest Environmental & Social Issues Winning Approach to Labor • AppHarvest pays 41% higher than comparable jobs in Kentucky (a) • A single entry - level worker earns 74% of Rowan County’s median household income of $36,411 (b) Highly Water Efficient • 90% less water than conventional agriculture (c) • 100% recycled rainwater • 2.76 million sq ft of roof Free of Chemical Pesticides • Integrated pest management • Employee and customer health are the priority No Agriculture Runoff • Closed loop water system • Keeps nutrients in the plants, not local waterways Less Food Waste • Traditional agriculture pre - retail spoilage rate is 34% (d) • Controlled environment agriculture food spoilage rate less than 10% (d) Climate Resilient • Adaptation to climate risks • Avoid soil depletion • Grow 365 days per year (a) AppHarvest minimum wage of $13 compared with $9.22 for comparable work, Kentucky Center for Statistics, 2018 (b) AppHarvest yearly minimum wage of $27,040, U.S. Census Bureau, 2017 (c) International Journal of Environmental Research and Public Health (d) World Wildlife Foundation, Indoor Soilless Farming Strong ESG outcomes build a more resilient business with fewer risks

Leadership on ESG Issues and Outcomes Is in our DNA 30 Public Benefit Corporation A legal structure for a business, like an LLC or a corporation Public benefit corporations are legally empowered to pursue positive stakeholder impact alongside profit This is the path for most US corporations to meet the legal requirement for B Corp Certification. Public benefit corporation legislation is currently available in 37 U.S. states, Puerto Rico, Italy, and Colombia Certified B Corporation A third - party certification conferred by the nonprofit B Lab Certified B Corps have (1) achieved a high standard of social and environmental performance as measured by the B Impact Assessment, (2) verified their scores through transparency requirements, and (3) made a legal commitment to consider all stakeholders, not just shareholders Any for - profit company can pursue certification, including LLCs Certified B Corp & Public Benefit Corporation

Benefit Corp Overview 31 AppHarvest will be among the first public benefit corporations What is a public benefit corporation? • A for - profit corporation with modified fiduciary duty standard • Higher standards of purpose, accountability and transparency • Duty to consider the best interests of all stakeholders — stockholders, employees, communities, customers and suppliers, and the company's specific public benefit as outlined in the company's charter Notable Public B Corps Purpose Committed to creating public benefit and sustainable value in addition to maximizing stockholder value Accountability Considerate of impact on society and environment Transparency Requirements include reporting progress in achieving social impact goals

Potential Value Creation in “Certified B Corp” 32 a) Bcorporation.net b) CircleUp /Helio, "The Business Case for Caring - A Helio Analysis of Certified B Corps c) LinkedIn 2016 global survey of 26,000 respondents, "Purpose at Work," found 37% defined as purpose - oriented employees d) Quoted in Yale Center for Business and the Environment, Just Good Business: An Investor’s Guide to B Corps Today, globally there are 3,580+ Certified B Corps, but only 11 publicly - traded Certified B Corps , of which only 3 are in the U.S. (Laureate Education, Lemonade, Vital Farms) (a) Distinct Competitive Advantage: “The B Corp movement is, to me, a product of a general improvement in our understanding of economic behavior. Through greater appreciation of the real motives that drive and excite people, B Corporations provide a significant new opportunity for investors. I think they could make more profits than any other types of companies, and this guide helps investors understand why.” (d) Robert Shiller Sterling Professor of Economics, Yale University, and Nobel Laureate (d) 90 th Percentile for brand performance for 75% of B Corps (b) 3x Faster sales growth than non - B Corps in consumer category (b) 37% “Purpose - Oriented” employees in a global LinkedIn survey (c) 01 Potential enhanced brand equity. AppHarvest joins other high - profile, highly respected leading companies that are B Corps (e.g. Patagonia) 02 Potential increased access to capital. Can also attract impact investment capital and sustainability - linked forms of credit 03 Attracting and keeping talent. We believe our B Corp status may help us attract and retain employees who want work with meaning 04 Potential increased attractiveness to retail investors. We may create an attractive investment opportunity for the same conscious consumers that have fueled organics, fair trade, and “buy local” movements

AppHarvest Top Eleven Sustainable Development Goals SDG1: End poverty in all its forms everywhere. 100% of AppHarvest employees are paid a family living wage. End hunger, achieve food security and improved nutrition and promote sustainable agriculture. Only 1 in 10 Americans eat enough fruits and vegetables. Ensure healthy lives and promote well - being for all at all ages. 100% company paid insurance premiums for all employees. Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all. AgTech Education programs implemented in three Appalachian county high schools. Ensure availability and sustainable management of water and sanitation for all. 90% less water than traditional open - field agriculture and zero agricultural runoff. Ensure access to affordable, reliable, sustainable and modern energy for all. Combining horizontal growing to maximize sunlight and supplemental LED lights that 40%more efficient than traditional lighting. Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all. ~ 300 new jobs in a county where 23% of residents live in poverty. Build resilient infrastructure, promote inclusive and sustainable industrialization and foster innovation 30x higher yields on a single acre than open - field agriculture on a single acre. Reduce inequality within and among countries. Partnerships with local employment programs that service dislocated workers and disadvantaged in Appalachia. Ensure sustainable consumption and production patterns. Reduce diesel use in transportation by 80% and reach 70% of Americans in a day’s drive. Take urgent action to combat climate change and its impacts. Observed climate change is already affecting food security, according to the 2019 IPCC special report on land. 33

Agenda 01 Company Overview 02 Environmental, Social and Governance Overview (ESG) 03 Transaction and Financial Overview Founder & CEO Jonathan Webb Chief Sustainability Officer Jackie Roberts Chief Financial Officer Loren Eggleton 34

Transaction Overview 35 Transaction Structure • AppHarvest has entered into a business combination with Novus Capital Corp (NOVS) • The transaction is expected to close in early Q1 2021 • The post - closing company will retain the AppHarvest name and its common stock will be listed on Nasdaq under the ticker APPH • The transaction, inclusive of the planned $375 million PIPE and a $30 million convertible note, will provide growth capital to the Company for future facility development Valuation • Transaction implies a pro forma enterprise value of $570 million – 2.2x based on projected 2024E revenue of $258 million – 9.3x based on projected 2024E Adj. EBITDA of $61 million • Existing AppHarvest shareholders will receive ~48% of the pro forma equity Capital Structure • The transaction will be funded by a combination of Novus cash held in trust account, Novus common stock, and proceeds from the PIPE and convertible note • Transaction expected to result in ~$464 million net proceeds to AppHarvest

48% 36% 10% 3% 3% Legacy AppHarvest PIPE Investors SPAC Public Investor Shares Convertible Note NOVUS Founder Shares Detailed Transaction Overview 36 Estimated Sources & Uses Illustrative Pro Forma Capitalization (b) Illustrative Pro Forma Ownership (a)(b) $1 .0 B PF Equity Value Illustrative Pro Forma Valuation (in millions) (in m illions, except p er s hare d ata) (b) (b) (a) (a) PF Shares Outstanding (b) 103.4 Share Price $10.00 Market Capitalization $1,033.7 Less: Cash ($464.1) Enterprise Value $569.6 Sources: $ M Committed Common Equity PIPE $375.0 NOVUS Trust Equity (a) 100.0 Convertible Note 30.0 Stock Consideration to Existing AppHarvest Shareholders 500.0 Total Sources $1,005.0 Uses: $ M Stock Consideration to Existing AppHarvest Shareholders $500.0 Estimated Fees & Expenses 40.9 Cash to AppHarvest Balance Sheet 464.1 Total Uses $1,005.0 Pro Forma Ownership Shares % Ownership Existing AppHarvest Shareholders (b) 50.0 48.4% PIPE Investor Shares (b) 37.5 36.3% SPAC Public Investor Shares (a) 10.0 9.7% Convertible Note 3.2 3.1% NOVUS Founder Shares 2.7 2.6% Total Shares 103.4 100.0% (a) Assumes no redemptions from Novus’ existing public shareholders. Excludes impacts of Novus warrants struck at $11.50. (b) Assumes new shares are issued at a price of $10.00.

Illustrative Tomato Facility Economics

Illustrative steady-state economics for 60-acre tomato facility (half beefsteak, half TOV), excluding financing costs


(US$ millions)
$135.0
$100.0
$42.5
$12.3
$6.4
$6.7
$17.2
$1.4
$15.8
Implied Unlevered Return 12%-16%
Capital Cost (a)
Net Revenue
Labor Cost
Utilities Cost
Other Cost
Gross Profit
Crop SG&A
Facility EBITDA

AppHarvest

(a) Capital cost range is attributable to varying levels of technology, facility upgrades, FX impacts, and materials/input costs.
Note: Other than capital costs, the dollar values are illustrative of the range mid-points anticipated over five years after full facility operations commence.

37

60 120 240 360 480 25 25 35 45 60 145 265 395 525 2021 2022 2023 2024 2025 Projected Financial and Operating Metrics 38 (a) Note: All $ figures in millions. (a) FCF Before Growth Spend excludes development SG&A and capital expenditure for new facilities. (b) Excludes impact of taxes. 1 4 6 9 12 Active Facilities Year End Acreage Net Revenue EBITDA FCF Before Growth Spend (a) ($44) ($29) ($5) $27 $81 $125 2021 2022 2023 2024 2025 Run Rate (b) $21 $62 $145 $258 $387 $460 2021 2022 2023 2024 2025 Run Rate Vine Crop Leafy Greens ($41) ($24) $11 $61 $122 $165 2021 2022 2023 2024 2025 Run Rate

39 Q&A